Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 of our report dated April 7, 2023, relating to the consolidated financial statements of Jack Creek Investment Corp. which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 10, 2023